EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-127032) on Form S-8 of Western Alliance Bancorporation of our report dated February 10, 2006 relating to our audit of the consolidated financial statements included in the Annual Report to shareholders, which is incorporated in this Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2005.

McGLADREY & PULLEN, LLP
Las Vegas, Nevada
March 17, 2006